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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 26, 2008
Irvine Sensors Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-08402	33-0280334

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3001 Red Hill Avenue, Costa Mesa, California	92626

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (714) 549-8211

N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On August 26, 2008, Irvine Sensors Corporation (the “Company”) filed with the Secretary of State of the State of Delaware two Certificates of Amendment of the Company’s Certificate of Incorporation, which were approved by the Company’s stockholders at the Company’s 2008 Annual Meeting of Stockholders held on July 30, 2008.
     One of the Certificates of Amendment, which is effective as of August 26, 2008, has increased the authorized number of shares of Common Stock of the Company from 80,000,000 to 150,000,000 and has increased the authorized number of shares of Preferred Stock of the Company from 500,000 to 1,000,000. The other Certificate of Amendment effected a one-for-ten reverse stock split of the outstanding shares of Common Stock of the Company in which each ten issued and outstanding shares of Common Stock, $0.01 par value, have been combined and converted into one share of Common Stock, $0.01 par value. The reverse stock split became effective as of 5:00 p.m. Pacific time on August 26, 2008. No fractional shares of Common Stock will be issued in connection with the reverse stock split. A holder of the old Common Stock who would have otherwise been entitled to a fractional share of the new Common Stock will be entitled to receive a cash payment for the fractional share interest. This summary is qualified in its entirety by reference to the Certificates of Amendment of the Company’s Certificate of Incorporation attached hereto as Exhibits 3.5 and 3.6.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
     Not applicable.
(b) Pro Forma Financial Information.
     Not applicable.
(c) Shell Company Transactions.
     Not applicable.
(d) Exhibits.

Exhibit No.	Description of Exhibit

3.5	Certificate of Amendment of Certificate of Incorporation

3.6	Certificate of Amendment of Certificate of Incorporation
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRVINE SENSORS CORPORATION (Registrant)
Dated: August 27, 2008	/s/ JOHN J. STUART, JR.
John J. Stuart, Jr.
Senior Vice President and Chief Financial Officer